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EXHIBIT 2.10

Dated 21 October 2002

REPSOL INTERNATIONAL FINANCE B.V.
REPSOL YPF, S.A.

and

CITICORP TRUSTEE COMPANY LIMITED

TRUST DEED
(Amended and Restated)

relating to

REPSOL INTERNATIONAL FINANCE B.V.

EURO 5,000,000,000
Guaranteed Euro Medium Term Note Programme
Due from one month to 30 years
from the date of original issue

Guaranteed by

REPSOL YPF, S.A

arranged by

MERRILL LYNCH INTERNATIONAL

Ref: SFO/MARB/EF

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This Trust Deed is made on 21 October 2002 between:

(1)	REPSOL INTERNATIONAL FINANCE B.V. (the “Issuer”) and

(2)	REPSOL YPF, S.A. (the “Guarantor”) and

(3)	CITICORP TRUSTEE COMPANY LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).

(A)	The Issuer proposes to issue from time to time euro medium term notes guaranteed by the Guarantor in an aggregate nominal amount outstanding at any one time not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”) and to be constituted under this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(C)	The Issuer, the Guarantor and the Trustee are party to a trust deed dated 5 October 2001 (the “Original Trust Deed”).

(D)	This Trust Deed amends and restates the Original Trust Deed and is effective in respect of all Notes issued pursuant to the Programme on or after the date of this Trust Deed. This Trust Deed will not be effective in respect of any Notes issued under the Programme prior to the date hereof and does not affect the operation of the Original Trust Deed in relation to such Notes.

This deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: Terms defined in the Conditions have the same meanings herein. In addition, in this Trust Deed:

“Agency Agreement” means the amended and restated Agency Agreement relating to the Programme dated the date hereof between the Issuer, the Guarantor, Citicorp Trustee Company Limited as Trustee, Citibank, N.A. as initial Issuing and Paying Agent and the other agents mentioned in it

“Agents” means the Issuing and Paying Agent, the other Paying Agents, the Calculation Agent or any of them

“Auditors” means the auditors for the time being of the Issuer and the Guarantor or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants as may be nominated or approved in writing by the Trustee for the purpose

“Authorised Officer” means any person who (i) is a Manager of the Guarantor or (ii) has been notified by the Guarantor in writing to the Trustee as being duly authorised to sign documents and do other acts and things on behalf of the Guarantor for the purposes of this Trust Deed.

“Calculation Agent” means any person named as such in the Conditions or any Successor Calculation Agent

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme

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“Conditions” means in respect of the Notes of each Series the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 2 as modified, with respect to any Notes represented by a Global Note, by the provisions of such Global Note, shall incorporate any additional provisions forming part of such terms and conditions set out in the Pricing Supplement(s) relating to the Notes of that Series and shall be endorsed on the Definitive Notes subject to amendment and completion as referred to in the first paragraph of Schedule 2 Part B and any reference to a particularly numbered Condition shall be construed accordingly

“Contractual Currency” means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 10, pounds sterling or such other currency as may be agreed between the Issuer and the Trustee from time to time

“Coupons” means the bearer coupons relating to interest bearing Notes or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions

“Dealer Agreement” means the amended and restated Dealer Agreement relating to the Programme dated today between the Issuer, the Guarantor, Merrill Lynch International and the other dealers and arrangers named in it

“Definitive Note” means a Note in definitive form having, where appropriate, Coupons, Receipt(s) and/or a Talon attached on issue and includes any replacement Note issued pursuant to the Conditions

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System

“Event of Default” means an event described in Condition 8 that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Noteholders

“Extraordinary Resolution” has the meaning set out in Schedule 3

“Global Note” means a temporary Global Note and/or, as the context may require, a permanent Global Note

“Guarantee” means the guarantee and indemnity of the Guarantor in Clause 5

“holder” in relation to a Note, Receipt, Coupon or Talon, and “Couponholder” and “Noteholder” have the meanings given to them in the Conditions

“Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office

“Notes” means the euro medium term notes to be issued in bearer form by the Issuer pursuant to the Dealer Agreement, guaranteed by the Guarantor, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them, and includes any replacement Note issued pursuant to the Conditions and any temporary Global Note or permanent Global Note

“outstanding” means, in relation to the Notes, all the Notes issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent as provided in

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Clause 2 and remain available for payment against presentation and surrender of Notes, Receipts and/or Coupons, as the case may be, (c) those that have become void or in respect of which claims have become prescribed, (d) those that have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Notes that have been surrendered in exchange for replacement Notes, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued and (g) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of Conditions 8 and 11 and Schedule 3, (3) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Noteholders, those Notes that are beneficially held by or on behalf of the Issuer, the Guarantor or any of its Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding

“Paying Agents” means the persons (including the Issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices

“permanent Global Note” means a Global Note representing Notes of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Note, or part of it, and which shall be substantially in the form set out in Schedule 1 Part B

“Potential Event of Default” means an event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 8 become an Event of Default

“Pricing Supplement” means, in relation to a Tranche, a pricing supplement, supplemental to the offering circular relating to the Programme, issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule C to the Dealer Agreement

“Principal Subsidiary” means, at any time, a Subsidiary:

(i)	(a) whose net profits before tax and extraordinary items attributable to the Guarantor represent 10 per cent. or more of the consolidated net profits before tax and extraordinary items of the Guarantor and the Subsidiaries taken as a whole (the “Group”) attributable to the shareholders of the Guarantor or (b) whose total assets attributable to the Guarantor represent 10 per cent. or more of the consolidated total assets of the Group attributable to the shareholders of the Guarantor, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the then latest audited consolidated financial statements of the Group; or

(ii)	to which is transferred all or substantially all of the business, undertaking or assets of another Subsidiary which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a

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Principal Subsidiary and the transferee Subsidiary shall immediately become a Principal Subsidiary under this sub-paragraph (ii)

A report by the Auditors, whether or not addressed to the Trustee, that in their opinion a Subsidiary is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Procedures Memorandum” means administrative procedures and guidelines relating to the settlement of issues of Notes (other than Syndicated Issues) as shall be agreed upon from time to time by the Issuer, the Guarantor, the Trustee, the Permanent Dealers (as defined in the Dealer Agreement) and the Issuing and Paying Agent and which, at the date of this Agreement, are set out in Schedule A to the Dealer Agreement

“Programme Limit” means the maximum aggregate nominal amount of Notes that may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement

“Receipts” means the receipts for the payment of instalments of principal in respect of Notes of which the principal is repayable in instalments or, as the context may require, a specific number of them and includes any replacement Receipts issued pursuant to the Conditions

“Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions

“Series” means a series of Notes comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number

“specified office” means, in relation to a Paying Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Noteholders pursuant to Clause 9.10

“Subsidiary” shall have the meaning specified in Condition 3

“Successor” means, in relation to an Agent such other or further person as may from time to time be appointed by the Issuer and the Guarantor as such Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 9.10

“Talons” mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto

“temporary Global Note” means a Global Note representing Notes of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Schedule 1 Part A

“Tranche” means, in relation to a Series, those Notes of that Series that are issued on the same date at the same issue price and in respect of which the first payment of interest is identical

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“this Trust Deed” means this amended and restated Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof and

1.2.2	an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Contracts: References in this Trust Deed to any document are to any document as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them.

1.5	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.6	Alternative Clearing System: References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer, the Guarantor, the Trustee and the Issuing and Paying Agent.

1.7	Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms

2	Issue of Notes and Covenant to pay

2.1	Issue of Notes: The Issuer may from time to time issue Notes in Tranches of one or more Series on a continuous basis with no minimum issue size in accordance with the Dealer Agreement. Before issuing any Tranche, the Issuer shall give written notice or procure that it is given to the Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Pricing Supplement. Upon the issue by the Issuer of any Notes expressed to be constituted by this Trust Deed, such Notes shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit.

2.2	Separate Series: The provisions of sub-Clauses 2.3, 2.4, 2.5 and 2.6 and of Clauses 3 to 18 and Schedule 3 (all inclusive) shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Noteholders”, “Receipts”, “Coupons”, “Couponholders” and “Talons”, together with all other terms that relate to Notes or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so

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provided, so that each Series shall be constituted by a separate trust pursuant to sub-Clause 2.3 and that, unless expressly provided, events affecting one Series shall not affect any other.

2.3	Covenant to Pay: The Issuer shall on any date when any Notes become due to be redeemed, in whole or in part, unconditionally pay to or to the order of the Trustee in the Contractual Currency, in the case of any Contractual Currency other than euro, in the principal financial centre for the Contractual Currency and in the case of euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Notes becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the nominal amount of the Notes outstanding as set out in the Conditions (subject to sub-Clause 2.6) provided that (1) payment of any sum due in respect of the Notes made to the Issuing and Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions and (2) a payment made after the due date or as a result of the Note becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or the Trustee and notice to that effect has been given to the Noteholders (if required under Clause 9.8), except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions. This covenant shall only have effect each time Notes are issued and outstanding, when the Trustee shall hold the benefit of this covenant on trust for the Noteholders and Couponholders of the relevant Series.

2.4	Discharge: Subject to sub-Clause 2.5, any payment to be made in respect of the Notes, Receipts or the Coupons by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to sub-Clause 2.5) to that extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.5	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.5.1	by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as agents of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Notes, Receipts, Coupons and Talons and all moneys, documents and records held by them in respect of Notes, Receipts, Coupons and Talons to the order of the Trustee or

(ii)	to deliver all Notes, Receipts, Coupons and Talons and all moneys, documents and records held by them in respect of the Notes, Receipts, Coupons and Talons to the Trustee or as the Trustee directs in such notice and

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	2.5.2	by notice in writing to the Issuer and the Guarantor require them to make all subsequent payments in respect of the Notes, Receipts, Coupons and Talons to or to the order of the Trustee and not to the Issuing and Paying Agent.

2.6	Rate of Interest After a Default: If the Notes bear interest at a floating or other variable rate and they become immediately payable under the Conditions, the rate of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be published unless the Trustee otherwise requires. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Notes become so repayable.

3	Form of the Notes

3.1	The Global Notes: The Notes shall initially be represented by a temporary Global Note or a permanent Global Note in the nominal amount of the Tranche being issued. Interests in temporary Global Notes shall be exchangeable for Definitive Notes or interests in permanent Global Notes as set out in each temporary Global Note. Interests in permanent Global Notes shall be exchangeable for Definitive Notes as set out in each permanent Global Note.

3.2	The Definitive Notes: The Definitive Notes, Receipts, Coupons and Talons shall be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2. The Notes shall be endorsed with the Conditions.

3.3	Signature: The Notes, Receipts, Coupons and Talons shall be signed manually or in facsimile by two Managing Directors of the Issuer and the Notes shall be authenticated by or on behalf of the Issuing and Paying Agent. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a Managing Director even if at the time of issue of any Notes, Receipts, Coupons or Talons he no longer holds that office. Notes, Receipts, Coupons and Talons so executed and authenticated shall be binding and valid obligations of the Issuer.

4	Stamp Duties and Taxes

4.1	Stamp Duties: The Issuer shall pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, payable in The Netherlands, the Kingdom of Spain, Belgium, Luxembourg, the United Kingdom and the country of each Contractual Currency in respect of the creation, issue and offering of the Notes, Receipts, Coupons and Talons and the execution or delivery of this Trust Deed. The Issuer shall also indemnify the Trustee, the Noteholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Noteholders or the Couponholders to enforce the Issuer’s or the Guarantor’s obligations under this Trust Deed or the Notes, Receipts, Coupons or Talons.

4.2	Change of Taxing Jurisdiction: If the Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to The Netherlands (in the case of the Issuer) or the Kingdom of Spain (in the case of the Guarantor) or any such authority of or in such territory then the Issuer or, as the case may be, the Guarantor shall (unless the Trustee otherwise agrees)

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give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for, or (as the case may require) the addition to, the references in that Condition to The Netherlands or the Kingdom of Spain of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Guarantor has become so subject. In such event this Trust Deed and the Notes, Receipts, Coupons and Talons shall be read accordingly.

5	Guarantee and Indemnity

5.1	Guarantee: The Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed, the Notes, the Receipts or the Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor shall pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.3 (or if in respect of sums due under Clause 10, in pounds sterling in London in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clause 2.3.1 and 2.3.2 shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 10. All payments under the Guarantee by the Guarantor shall be made subject to Condition 7 and sub-Clause 4.2.

5.2	Guarantor as Principal Debtor: As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting the Issuer’s obligations, the Guarantor shall be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed, the Notes, the Receipts or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed, the Notes, the Receipts or the Coupons or any of the Issuer’s obligations under any of them).

5.3	Guarantor’s Obligations Continuing: The Guarantor’s obligations under this Trust Deed are and shall remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Notes, the Receipts or the Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

5.4	Exercise of Guarantor’s Rights: So long as any sum remains payable under this Trust Deed, the Notes, the Receipts or the Coupons:

5.4.1	any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and

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enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve and

5.4.2	any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 6.1.

5.5	Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the Issuer under this Trust Deed, the Notes, the Receipts or the Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

5.6	Avoidance of Payments: The Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed, any Note or the Receipts or Coupons relating to that Note and shall in any event pay to it on demand the amount as refunded by it.

5.7	Debts of Issuer: If any moneys become payable by the Guarantor under this Guarantee, the Issuer shall not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

5.8	Indemnity: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by the Issuer under this Trust Deed, the Notes or the Receipts or Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed, the Notes or the Receipts or Coupons not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed, the Notes, the Receipts or the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

6	Application of moneys received by the Trustee

6.1	Declaration of Trust: All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the Issuer or the Guarantor, be held by the Trustee on trust to apply them (subject to Clauses 5.5 and 6.2):

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first, in payment of all costs, charges, expenses and liabilities reasonably incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed secondly, in payment of any amounts owing in respect of the Notes, Receipts or Coupons pari passu and rateably and thirdly, in payment of any balance to the Issuer for itself or, if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor.

If the Trustee holds any moneys in respect of Notes, Receipts or Coupons that have become void or in respect of which claims have become prescribed, the Trustee shall hold them on these trusts.

6.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Notes under sub-Clause 6.1 is less than 10 per cent. of the nominal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in sub-Clause 6.1.

6.3	Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

6.4	Appropriation of Moneys: If, when the Trustee receives moneys under this Trust Deed, amounts are also due but unpaid under another obligation owed by the Issuer or the Guarantor for which it is Trustee (including other Series of Notes constituted by this Trust Deed), the Trustee shall apportion such moneys rateably between this trust and such other trust or trusts unless that other obligation is subordinated to the Notes.

7	Enforcement

7.1	Proceedings brought by the Trustee: At any time after the Notes of any Series shall have become immediately due and repayable, the Trustee may at its discretion and without further notice take such proceedings as it may think fit against the Issuer to enforce repayment thereof together with premium (if any) and accrued interest and any other moneys payable pursuant to this Trust Deed and may, in order to enforce the obligations of the Guarantor under this Trust Deed, at its discretion and without further notice take such proceedings as it may think fit against the Guarantor.

7.2	Proof of default: Should the Trustee take legal proceedings against the Issuer or the Guarantor (as the case may be) to enforce any of the provisions of this Trust Deed:

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7.2.1	proof therein that as regards any specified Note the Issuer or the Guarantor (as the case may be) has made default in paying any principal, premium or interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer or the Guarantor (as the case may be) has made the like default as regards all other Notes which are then due and repayable and

7.2.2	proof therein that as regards any specified Coupon the Issuer or the Guarantor (as the case may be) has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer or the Guarantor (as the case may be) has made the like default as regards all other Coupons which are then due and payable.

7.3	Calculation of rate of interest: The rate of interest payable in respect of any Notes bearing interest at a floating rate in the event of such Notes having become immediately due and repayable shall be calculated at the same intervals as the rate of interest payable pursuant to the Conditions of such Notes, commencing on the expiry of the interest period during which such Notes become immediately due and repayable mutatis mutandis in accordance with the provisions of Condition 4 except that no notices need be published in respect thereof.

8	Proceedings

8.1	Action taken by Trustee: The Trustee shall not be bound to take any such proceedings as are mentioned in Clause 7.1 unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-fifth in nominal amount of the Notes of the relevant Series then outstanding and in either case then only if it shall be indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

8.2	Trustee only to enforce: Only the Trustee may enforce the provisions of this Trust Deed. No holder shall be entitled to proceed directly against the Issuer or the Guarantor to enforce the performance of any of the provisions of this Trust Deed unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure shall be continuing.

9	Covenants

So long as any Note is outstanding, the Issuer and the Guarantor shall each:

9.1	Books of Account: keep, and, in the case of the Guarantor, procure that each of its Subsidiaries keeps, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and, in the case of the Guarantor, procure that each such Subsidiary shall allow, the Trustee and anyone appointed by it to whom the Issuer, the Guarantor and/or the relevant Subsidiary has no reasonable objection, access to its books of account at all reasonable times during normal business hours

9.2	Notice of Events of Default: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default

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9.3	Information: so far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions

9.4	Financial Statements etc.: send to the Trustee at the time of their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year 3 copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the Issuer or the Guarantor or any holding company thereof generally in their capacity as such

9.5	Certificate of Directors/Authorised Officers: send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 14 days of any request by the Trustee a certificate of the Issuer or, as the case may be, the Guarantor signed, in the case of the Issuer, by any 2 of its Directors or, in the case of the Guarantor, by any 2 of its Authorised Officers that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer or, as the case may be, the Guarantor as at a date (the “Certification Date”) not more than 5 days before the date of the certificate no Event of Default or Potential Event of Default had occurred since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it

9.6	Notices to Noteholders: send to the Trustee the form of each notice to be given to Noteholders and, once given, 2 copies of each such notice, such notice to be in a form approved by the Trustee

9.7	Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed

9.8	Notice of Late Payment: forthwith upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Issuing and Paying Agent or the Trustee of any sum due in respect of the Notes, the Receipts or Coupons made after the due date for such payment

9.9	Listing: if the Notes are so listed, use all reasonable endeavours to maintain the listing of the Notes on the Luxembourg Stock Exchange but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Notes on another stock exchange chosen by the Issuer and approved in writing by the Trustee

9.10	Change in Agents: give at least 14 days’ prior notice to the Noteholders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Trustee’s written approval

9.11	Provision of Legal Opinions: procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee:

9.11.1	from Van Doorne and Loyens & Loeff as to the law of The Netherlands, Ramón y Cajal Abogados and Análisis Asesoramiento e Información, S.A. as to the laws of the Kingdom of Spain and Linklaters as to the laws of England on the date of any amendment to this Trust Deed

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9.11.2	from legal advisers, reasonably acceptable to the Trustee as to such law as may reasonably be requested by the Trustee, on the issue date for the Notes in the event of a proposed issue of Notes of such a nature and having such features as might lead the Trustee to conclude that it would be prudent, having regard to such nature and features, to obtain such legal opinion(s) or in the event that the Trustee considers it prudent in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance affecting the Issuer, the Guarantor, the Trustee, the Notes, the Receipts, the Coupons, the Talons, this Trust Deed or the Agency Agreement and

9.11.3	on each occasion on which a legal opinion is given to any Dealer in relation to any Notes or otherwise pursuant to the Dealer Agreement from the legal adviser giving such opinion

9.12	Notes Held by Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or, as the case may be, the Guarantor signed by any two of its Directors or, in the case of the Guarantor, any two of its Authorised Officers stating the number of Notes held at the date of such certificate by or on behalf of the Issuer or, as the case may be, the Guarantor or any Subsidiary

9.13	Subsidiaries: give to the Trustee at the same time as sending the certificate referred to in Clause 9.5 or within 28 days of a request by the Trustee, a certificate signed by two Authorised Officers of the Guarantor listing those Subsidiaries of the Guarantor which as at the last day of the last financial year of the Guarantor or as at the date specified in such request were Subsidiaries

9.14	Principal Subsidiaries: give to the Trustee at the same time as sending the certificate referred to in Clause 9.5 or within 28 days of a request by the Trustee, a certificate by the Auditors listing those Subsidiaries which as at the last day of the last financial year of the Guarantor or as at the date specified in such request were Principal Subsidiaries.

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration: So long as any Note is outstanding the Issuer shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to a Noteholder or Couponholder of moneys due in respect of any Note, Receipts or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Noteholder or Couponholder is duly made.

10.2	Extra Remuneration: If an Event of Default or a Potential Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer or the Guarantor to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer shall pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this sub-Clause (or as to such sums referred to in sub-Clause 10.1), as determined by an investment bank (acting as an expert) selected by the Trustee and approved by the Issuer and the Guarantor or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s fee shall be paid by the Issuer. The determination of such investment bank shall be conclusive and binding on the Issuer, the Guarantor, the Trustee, the Noteholders and the Couponholders.

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10.3	Expenses: The Issuer shall also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer or the Guarantor to enforce any provision of this Trust Deed, the Notes, the Receipts, the Coupons or the Talons. Such costs, charges, liabilities and expenses shall:

10.3.1	in the case of payments made by the Trustee before such demand (if not paid within 5 days of such demand and the Trustee so requires), carry interest from the date of the demand at the rate of 2 per cent. per annum over the base rate of National Westminster Bank PLC on the date on which the Trustee made such payments and

10.3.2	in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

10.4	Indemnity: The Issuer, failing whom, the Guarantor, will on demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer, failing whom, the Guarantor, will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities.

“Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 10.4.

10.5	Continuing Effect: Sub-Clauses 10.3 and 10.4 shall continue in full force and effect as regards the Trustee even if it no longer is Trustee.

11	Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000

11.1	Advice: The Trustee may act on the opinion or advice of, or information obtained from, any expert and shall not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

11.2	Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Guarantor are performing all their obligations under this Trust Deed, the Notes, the Receipts, the Coupons and the Talons.

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11.3	Resolutions of Noteholders: The Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Noteholders or Couponholders.

11.4	Certificate Signed by Directors/Authorised Officers: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed, in the case of the Issuer, by any 2 of its Directors or, the case of the Guarantor, by any 2 of its Authorised Officers as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate.

11.5	Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

11.6	Discretion: The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience that may result from their exercise or non-exercise.

11.7	Agents: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.8	Delegation: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. The Trustee shall within a reasonable time after such a delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

11.9	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

11.10	Forged Notes: The Trustee shall not be liable to the Issuer or the Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note, Receipt, Coupon or Talon purporting to be such and later found to be forged or not authentic.

11.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder or Couponholder any confidential financial or other information made available to the Trustee by the Issuer or the Guarantor.

11.12	Determinations Conclusive: As between itself and the Noteholders and Couponholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders.

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11.13	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee in consultation with the Issuer and the Guarantor, but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the Issuer, the Guarantor, the Noteholders and the Couponholders.

11.14	Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination shall be conclusive and binding on the Issuer, the Guarantor, the Noteholders and the Couponholders.

11.15	Payment for and Delivery of Notes: The Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

11.16	Notes Held by the Issuer etc.: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9.12) that no Notes are for the time being held by or on behalf of the Issuer, the Guarantor or any Subsidiaries.

11.17	Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

11.18	Programme Limit: The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

11.19	Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

11.20	Indemnity: Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any rights, power, authority or discretion hereunder if it has grounds for believing the repayment of funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 11.20.

12	Trustee liable for negligence

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, having regard to the provisions of this Trust Deed conferring on it any powers, authorities or discretions, nothing in this Trust Deed shall relieve or indemnify it from or against any liability that would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty.

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13	Waiver and proof of default

13.1	Waiver: The Trustee may, without the consent of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or the Guarantor of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 8. No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, shall be notified to the Noteholders as soon as practicable.

13.2	Proof of Default: Proof that the Issuer or the Guarantor has failed to pay a sum due to the holder of any one Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Notes, Receipts or Coupons that are then payable.

14	Trustee not precluded from entering into contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Receipt, Coupon, Talon or other security (or any interest therein) of the Issuer, the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

15	Modification and Substitution

15.1	Modification: The Trustee may agree without the consent of the Noteholders or Couponholders to any modification to this Trust Deed which is, in the opinion of the Trustee, of a formal, minor or technical nature or to correct a manifest error. The Trustee may also so agree to any modification to this Trust Deed that is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3.

15.2	Substitution:

15.2.1	The Trustee may, without the consent of the Noteholders or Couponholders, agree to the substitution of the Issuer’s successor in business or any Subsidiary (the “Substituted Obligor”) in place of the Issuer (or of any previous substitute under this sub-Clause) as the principal debtor under this Trust Deed, the Notes, the Receipts, the Coupons and the Talons and the Trustee may, without the consent of the Noteholders or Couponholders, agree to the substitution of the Guarantor’s successor in business or any Subsidiary (also a “Substituted Obligor”) in place of the Guarantor (or any previous substitute under this sub-Clause) as the guarantor under this Trust Deed, the Notes, the Receipts, the Coupons and the Talons, in the case of the proposed substitution of any Subsidiary in place of the Issuer or the Guarantor (as the case may be), provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders, and further provided in each case that:

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(i)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Notes, the Receipts, the Coupons and the Talons (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Notes, the Receipts, the Coupons and the Talons as the principal debtor in place of the Issuer or as the guarantor in place of the Guarantor as the case may be

(ii)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”) or to which the Guarantor is subject generally (the “Guarantor’s Territory”), the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 7 with the substitution for the references in that Condition to the Issuer’s Territory or the Guarantor’s Territory as the case may be of references to the Substituted Territory whereupon the Trust Deed, the Notes, the Receipts, the Coupons and the Talons shall be read accordingly

(iii)	if any two Directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer or the Guarantor

(iv)	the Issuer, the Guarantor and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Noteholders and

(v)	(unless the Issuer’s successor in business or where relevant, the Guarantor or its successor in business is the Substituted Obligor) the obligations of the Substituted Obligor under this Trust Deed, the Notes, the Receipts, and the Coupons are guaranteed by the Guarantor in the same terms (with consequential amendments as necessary) as the Guarantee to the Trustee’s satisfaction.

15.2.2	Change of Governing Law: In the event of a substitution pursuant to Clause 15.2 the Trustee may agree, without the consent of the Noteholders or Couponholders, to a change of the law governing the Notes, the Receipts, the Coupons, the Talons and/or the Trust Deed, provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.

15.2.3	Release of Substituted Issuer: An agreement by the Trustee pursuant to sub-Clause 15.2 shall, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed, the Notes, the Receipts, the Coupons and the Talons. Notice of the substitution shall be given to the Noteholders within 14 days of the execution of such documents and compliance with such requirements.

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15.2.4	Completion of Substitution: On completion of the formalities set out in sub-Clause 15.2, the Substituted Obligor shall be deemed to be named in this Trust Deed, the Notes, the Receipts, the Coupons and the Talons as the principal debtor in place of the Issuer (or of any previous substitute) or as guarantor in place of the Guarantor (or of any previous substitute) as the case may be, and this Trust Deed, the Notes, the Receipts, the Coupons and the Talons shall be deemed to be amended as necessary to give effect to the substitution.

16	Appointment, Retirement and Removal of the Trustee

16.1	Appointment: The Issuer has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation shall at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee shall be notified by the Issuer to the Noteholders as soon as practicable.

16.2	Retirement and Removal: Any Trustee may retire at any time on giving at least 3 months’ written notice to the Issuer and the Guarantor without giving any reason or being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer and/or the Guarantor shall use all reasonable endeavours to procure that another trust corporation be appointed as Trustee as soon as reasonably practicable thereafter.

16.3	Co-Trustees: The Trustee may, despite sub-Clause 16.1, by written notice to the Issuer and the Guarantor appoint anyone to act as an additional Trustee jointly with the Trustee:

16.3.1	if the Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders

16.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed or

16.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer, the Guarantor and that person remove that person. At the Trustee’s request, the Issuer and the Guarantor shall forthwith do all things as may be required to perfect such appointment or removal and it each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

16.4	Competence of a Majority of Trustees: If there are more than 2 Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

17	Notes held in Clearing Systems and Couponholders

17.1	Notes Held in Clearing Systems: So long as any Global Note is held on behalf of a clearing system, in considering the interests of Noteholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.

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17.2	Couponholders: No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Trustee shall assume that the holder of each Note is the holder of all Receipts, Coupons and Talons relating to it.

18	Currency Indemnity

18.1	Currency of Account and Payment: The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer or the Guarantor under or in connection with this Trust Deed, the Notes, the Receipts and the Coupons, including damages.

18.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or the Guarantor or otherwise), by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or Guarantor shall only discharge the Issuer and Guarantor to the extent of the Contractual Currency amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

18.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes, the Receipts or the Coupons, the Issuer or, failing whom, the Guarantor shall indemnify it against any loss sustained by it as a result. In any event, the Issuer or, failing whom, the Guarantor shall indemnify the recipient against the cost of making any such purchase.

18.4	Indemnity Separate: The indemnities in this Clause 18 and in sub-Clause 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes, the Receipts and/or the Coupons or any other judgment or order.

19	Communications

19.1	Method: Each communication under this Trust Deed shall be made by telex, fax or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the telex, fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, telex number, fax number, address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum.

19.2	Deemed Receipt: Any communication from any party to any other under this Trust Deed shall be effective, (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next business day in the city in which the recipient is located.

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20	Governing Law and Jurisdiction

20.1	Governing Law: This Trust Deed shall be governed by and construed in accordance with English law.

20.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed, the Notes, the Receipts, the Coupons or the Talons and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Notes, the Receipts, the Coupons or the Talons (“Proceedings”) may be brought in such courts. The Issuer and the Guarantor each irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of each of the Trustee, the Noteholders and the Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.3	Service of Process: Each of the Issuer and the Guarantor irrevocably appoints Leadenhall Secretaries Limited of Ibex House, 42-47 Minories, London EC3N 1HA to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer or the Guarantor). If for any reason such process agent ceases to be able to act as such or no longer has an address in England each of the Issuer and the Guarantor irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

Schedule 1
Part A
Form of Temporary Global Note

REPSOL INTERNATIONAL FINANCE B.V.
(A private company with limited liability incorporated under the laws of The Netherlands and having its statutory seat in Rotterdam)
GUARANTEED EURO MEDIUM TERM NOTE PROGRAMME
guaranteed by
REPSOL YPF, S.A.
(A sociedad anónima organised under the laws of the Kingdom of Spain)

TEMPORARY GLOBAL NOTE

Temporary Global Note No. [•]

This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in the Second Schedule hereto of Repsol International Finance B.V. (the “Issuer”) and guaranteed by Repsol YPF, S.A. (the “Guarantor”).

Interpretation and Definitions

References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to an amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 21 October 2002 between the Issuer, the Guarantor and Citicorp Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent Global Note or, as the case may be, for Definitive Notes, (iii) the redemption or purchase and cancellation of Notes represented hereby and/or (iv) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this

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temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of such aggregate nominal amount of Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

Subject as provided in the Conditions applicable to Partly-paid Notes, on or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Note or, if so specified in the Second Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.

“Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be.

Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes.

The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed in accordance with applicable legal and stock exchange requirements and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule hereto.

On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note or for Definitive Notes, as the case may be, the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

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Benefit of Conditions

Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes, as the case may be, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer.

Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment.

Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made).

Cancellation

Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Notices

Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions, except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

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No provision of this temporary Global Note shall alter or impair the obligation of the Issuer and the Guarantor to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions and the Guarantee.

This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

This temporary Global Note shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

REPSOL INTERNATIONAL FINANCE B.V.

By:

By:

CERTIFICATE OF AUTHENTICATION

This temporary Global Note is authenticated without recourse, warranty or liability by or on behalf of the Issuing and Paying Agent.

CITIBANK, N.A.

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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The First Schedule
Nominal amount of Notes represented by this temporary Global Note

The following (i) issue of Notes initially represented by this temporary Global Note, (ii) exchanges of the whole or a part of this temporary Global Note for interests in a permanent Global Note or for Definitive Notes and/or (iii) cancellations or forfeitures of interests in this temporary Global Note have been made, resulting in the nominal amount of this temporary Global Note specified in the latest entry in the fourth column below:

Date	Amount of decrease in nominal amount of this temporary Global Note	Reason for decrease in nominal amount of this temporary Global Note (exchange, cancellation or forfeiture)	Nominal amount of this temporary Global Note on issue or following such decrease	Notation made by or on behalf of the Issuing and Paying Agent

Issue Date	not applicable	not applicable

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The Second Schedule

[Insert the provisions of the relevant Pricing Supplement that relate to the Conditions or the Global Notes as the Second Schedule]

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Schedule 1
Part B
Form of Permanent Global Note

REPSOL INTERNATIONAL FINANCE B.V.
(A private company with limited liability incorporated under the laws of The Netherlands and having its statutory seat in Rotterdam)
GUARANTEED EURO MEDIUM TERM NOTE PROGRAMME
guaranteed by
REPSOL YPF, S.A.
(A sociedad anónima organised under the laws of the Kingdom of Spain)

PERMANENT GLOBAL NOTE

Permanent Global Note No. [•]

This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in the Third Schedule hereto of Repsol International Finance B.V. (the “Issuer”) and guaranteed by Repsol YPF, S.A. (the “Guarantor”).

Interpretation and Definitions

References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to an amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 21 October 2002 between the Issuer, the Guarantor and Citicorp Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in the Third Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes, (iv) the redemption or purchase and cancellation of Notes represented hereby and/or (v) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on

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such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of such aggregate nominal amount of Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes:

1	by the Issuer giving notice to the Issuing and Paying Agent, the Trustee and the Noteholders of its intention to effect such exchange

2	if the Third Schedule hereto provides that this permanent Global Note is exchangeable for Definitive Notes at the request of the holder, by such holder giving notice to the Issuing and Paying Agent of its election for such exchange

3	otherwise, if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

This permanent Global Note is exchangeable in part (provided, however, that if this permanent Global Note is held by or on behalf of Euroclear and/or Clearstream, Luxembourg, the rules of Euroclear and/or Clearstream, Luxembourg, as the case may be, so permit) if so provided, and in accordance with, the Conditions relating to Partly Paid Notes.

“Exchange Date” means a day falling not less than 60 days, or in the case of its failure to pay principal in respect of any Notes when due 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to 3 above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.

Subject as provided in the Conditions applicable to Party Paid Notes, any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this permanent Global Note), security printed in accordance with applicable legal and stock exchange requirements and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto.

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On any exchange of a part of this permanent Global Note the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Benefit of Conditions

Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange or delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes.

Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made.

Prescription

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.

Meetings

The holder of this permanent Global Note shall (unless this permanent Global Note represents only one Note) be treated as one person for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes for which this permanent Global Note may be exchanged.

Cancellation

Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

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Purchase

Notes may only be purchased by the Issuer, the Guarantor or any of its Subsidiaries if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) thereon.

Issuer’s Options

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.

Noteholders’ Options

Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the nominal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule hereto.

Notices

Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions, except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

Negotiability

This permanent Global Note is a bearer document and negotiable and accordingly:

4	is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions

5	the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and

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6	payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.

No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer and the Guarantor to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions and the Guarantee.

This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

This permanent Global Note shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

REPSOL INTERNATIONAL FINANCE B.V.

By:

By:

CERTIFICATE OF AUTHENTICATION

This permanent Global Note is authenticated without recourse, warranty or liability by or on behalf of the Issuing and Paying Agent.

CITIBANK, N.A.

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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The First Schedule

Nominal amount of Notes represented by this permanent Global Note

The following (i) issues of Notes initially represented by this permanent Global Note, (ii) exchanges of interests in a temporary Global Note for interests in this permanent Global Note, (iii) exchanges of the whole or a part of this permanent Global Note for Definitive Notes, (iv) cancellations or forfeitures of interests in this permanent Global Note and/or (v) payments of amounts payable upon redemption in respect of this permanent Global Note have been made, resulting in the nominal amount of this permanent Global Note specified in the latest entry in the fourth column:

Date	Amount of increase/ decrease in nominal amount of this permanent Global Note	Reason for increase/ decrease in nominal amount of this permanent Global Note (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made)	Nominal amount of this permanent Global Note following such increase/decrease	Notation made by or on behalf of the Issuing and Paying Agent

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The Second Schedule

Payments of Interest

The following payments of interest or Interest Amount in respect of this Permanent Global Note have been made:

Due date of payment	Date of payment	Amount of interest	Notation made by or on behalf of the Issuing and Paying Agent

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The Third Schedule

[Insert the provisions of the relevant Pricing Supplement that relate to the Conditions or the Global Notes as the Third Schedule.]

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The Fourth Schedule

Exercise of Noteholders’ Option

The following exercises of the option of the Noteholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Note:

Date of exercise	Nominal amount of this permanent Global Note in respect of which exercise is made	Date of which exercise of such option is effective	Notation made by or on behalf of the Issuing and Paying Agent

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Schedule 2

Part A

Form of Note

On the front:

[Denomination]	[ISIN]	[Series]	[Certif. No.]

REPSOL INTERNATIONAL FINANCE B.V.
(A private company with limited liability incorporated under the laws of The Netherlands and having its statutory seat in Rotterdam)

GUARANTEED EURO MEDIUM TERM NOTE PROGRAMME

guaranteed by
REPSOL YPF, S.A.
(A sociedad anónima organised under the laws of the Kingdom of Spain)

Series No. [•]

[Title of issue]

This Note forms one of the Series of Notes referred to above (the “Notes”) of Repsol International Finance B.V. (the “Issuer”) guaranteed by Repsol YPF, S.A. (the “Guarantor”) designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Note.

The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

In witness whereof the Issuer has caused this Note to be signed on its behalf.

Dated as of the Issue Date.

REPSOL INTERNATIONAL FINANCE B.V.

By:

Managing Director

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By:

Managing Director

CERTIFICATE OF AUTHENTICATION

This Note is authenticated without recourse, warranty or liability by or on behalf of the Issuing and Paying Agent.

CITIBANK, N.A.
as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 2 Part B to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in the relevant Pricing Supplement shall be set out here.]

ISSUING AND PAYING AGENT

CITIBANK, N.A.

P.O. Box 18055

5 Carmelite Street

London EC4Y 0PA

PAYING AGENT

DEXIA Banque Internationale à Luxembourg S.A.

69 route d’ Esch

L–2953 Luxembourg

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Schedule 2

Part B

TERMS AND CONDITIONS OF THE NOTES

The Notes are constituted by an amended and restated trust deed (as amended or supplemented as at the date of issue of the Notes (the “Issue Date”), the “Trust Deed”) dated 21 October 2002 between the Issuer, the Guarantor, and Citicorp Trustee Company Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). These terms and conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Notes, Receipts, Coupons and Talons referred to below. An amended and restated agency agreement (as amended or supplemented as at the Issue Date, the “Agency Agreement”) dated 21 October 2002 has been entered into in relation to the Notes between the Issuer, the Guarantor, the Trustee, Citibank, N.A. as ini tial issuing and paying agent and the other agents named in it. The issuing and paying agent, the paying agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent), and the “Calculation Agent(s)”. Copies of the Trust Deed and the Agency Agreement are available for inspection during usual business hours at the principal office of the Trustee (presently at Agency & Trust, 14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB) and at the specified offices of the Paying Agents.

The Noteholders, the holders of the interest coupons (the “Coupons”) relating to interest bearing Notes and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) and the holders of the receipts for the payment of instalments of principal (the “Receipts”) relating to Notes of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

1	Form, Denomination and Title
The Notes are issued in bearer form (“Notes”) in each case in the Specified Denomination(s) shown hereon.

This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note, an Instalment Note, a Dual Currency Note or a Partly Paid Note, a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown hereon.

Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Instalment Notes are issued with one or more Receipts attached.

Title to the Notes and the Receipts, Coupons and Talons shall pass by delivery. The holder (as defined below) of any Note, Receipt, Coupon or Talon shall (except as otherwise required by law) be deemed to be and may be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person shall be liable for so treating the holder.

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In these Conditions, “Noteholder” means the bearer of any Note and the Receipts relating to it, “holder” (in relation to a Note, Receipt, Coupon or Talon) means the bearer of any Note, Receipt, Coupon or Talon and capitalised terms have the meanings given to them hereon, the absence of any such meaning indicating that such term is not applicable to the Notes.

2	Guarantee and Status

(a)	Guarantee: The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Trust Deed, the Notes, Receipts and Coupons. Its obligations in that respect (the “Guarantee”) are contained in the Trust Deed.

(b)	Status: The Notes and the Receipts and Coupons relating to them constitute (subject to Condition 3) unsecured and unsubordinated obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Receipts and Coupons relating to them and of the Guarantor under the Guarantee shall, save for such exceptions as may be provided by the laws of bankruptcy and other laws affecting the rights of creditors generally and subject to Condition 3, at all times rank at least equally with all their respective other present and future unsecured and unsubordinated obligations except, in the case of the Guarantor, for obligations which have been notarised or intervened before a fedatario publico.

3	Negative Pledge
So long as any of the Notes, Receipts or Coupons remain outstanding (as defined in the Trust Deed), each of the Issuer and the Guarantor undertakes that it will not and the Guarantor will procure that no Subsidiary will create or have outstanding any mortgage, charge, pledge, lien or other security interest (each a “Security Interest”) upon the whole or any part of its undertaking, assets or revenues (including any uncalled capital), present or future, in order to secure any Relevant Indebtedness (as defined below) or to secure any guarantee of or indemnity in respect of any Relevant Indebtedness unless (a) all amounts payable by the Issuer and/or the Guarantor under the Notes, the Receipts, the Coupons and the Trust Deed are equally and rateably secured therewith by such Security Interest to the satisfaction of the Trustee or (b) such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (B) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

For the purposes of these Conditions:

“Relevant Indebtedness” means any obligation in respect of present or future indebtedness in the form of, or represented or evidenced by, bonds, debentures, notes or other securities which are, or are intended to be (with the consent of the Issuer), quoted, listed, dealt in or traded on any stock exchange or over-the-counter market other than such indebtedness which by its terms will mature within a period of one year from its date of issue; and

“Subsidiary” means any entity of which the Guarantor has control and “control” for the purpose of this definition means the beneficial ownership whether direct or indirect of the majority of the issued share capital or the right to direct the management and policies of such entity, whether by the ownership of share capital, contract or otherwise. A certificate by any two authorised officers of the Guarantor listing the entities that are Subsidiaries at any time shall, in the absence of manifest error, be conclusive and binding on all parties.

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4	Interest and other Calculations

(a)	Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding principal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date.

If a Fixed Coupon Amount or a Broken Amount is specified hereon, the amount of interest payable on each Interest Payment Date will amount to the Fixed Coupon Amount or, if applicable, the Broken Amount so specified and in the case of the Broken Amount will be payable on the particular Interest Payment Date(s) specified hereon.

(b)	Interest on Floating Rate Notes and Index Linked Interest Notes:

(i)	Interest Payment Dates: Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding principal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. Such Interest Payment Date(s) is/are either shown hereon as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown hereon, Interest Payment Date shall mean each date which falls the number of months or other period shown hereon as the Specified Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

(ii)	Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(iii)	Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified hereon and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified hereon.

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(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate plus or minus (as indicated hereon) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(x)	the Floating Rate Option is as specified hereon

(y)	the Designated Maturity is a period specified hereon and

(z)	the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified hereon.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent at or about the Relevant Time on the Interest Determination Date in respect of such Interest Accrual Period in accordance with the following:

(x)	if the Primary Source for Floating Rate is a Page, subject as provided below, the Rate of Interest shall be:

(I)	the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by one entity) or

(II)	the arithmetic mean of the Relevant Rates of the persons whose Relevant Rates appear on that Page,

in each case appearing on such Page at the Relevant Time on the Interest Determination Date

(y)	if the Primary Source for the Floating Rate is Reference Banks or if sub-paragraph (x)(I) applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if sub-paragraph (x)(II) above applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Rate of Interest shall be the arithmetic mean of the Relevant Rates that each of the Reference Banks is quoting to leading banks in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date, as determined by the Calculation Agent and

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(z) if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are so quoting Relevant Rates, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) that the Calculation Agent determines to be the rates (being the nearest equivalent to the Benchmark) in respect of a Representative Amount of the Specified Currency that at least two out of five leading banks selected by the Calculation Agent in the principal financial centre of the country of the Specified Currency or, if the Specified Currency is euro, in the Euro-zone as selected by the Calculation Agent (the “Principal Financial Centre”) are quoting at or about the Relevant Time on the date on which such banks would customarily quote such rates for a period commencing on the Effective Date for a period equivalent to the Specified Duration (I) to leading banks carrying on business in Europe, or (if the Calculation Agent determines that fewer than two of such banks are so quoting to leading banks in Europe) (II) to leading banks carrying on business in the Principal Financial Centre; except that, if fewer than two of such banks are so quoting to leading banks in the Principal Financial Centre, the Rate of Interest shall be the Rate of Interest determined on the previous Interest Determination Date (after readjustment for any difference between any Margin, Rate Multiplier or Maximum or Minimum Rate of Interest applicable to the preceding Interest Accrual Period and to the relevant Interest Accrual Period).

(iv) Rate of Interest for Index Linked Interest Notes: The Rate of Interest in respect of Index Linked Interest Notes for each Interest Accrual Period shall be determined in the manner specified hereon and interest will accrue by reference to an Index or Formula as specified hereon.

(c)	Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 5(b)(i)).

(d)	Dual Currency Notes: In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to a Rate of Exchange or a method of calculating the Rate of Exchange, the rate or amount of interest payable shall be determined in the manner specified hereon.

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(e)	Partly Paid Notes: In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up principal amount of such Notes and otherwise as specified hereon.

(f)	Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Rate of Interest in the manner provided in this Condition 4 to the Relevant Date (as defined in Condition 7).

(g)	Margin, Maximum/Minimum Rates of Interest, Instalment Amounts and Redemption Amounts, Rate Multipliers and Rounding:

	(i)	If any Margin or Rate Multiplier is specified hereon (either (x) generally or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 4(b) above by adding (if a positive number) or subtracting (if a negative number) the absolute value of such Margin or multiplying by such Rate Multiplier, subject always to the next paragraph.

	(ii)	If any Maximum or Minimum Rate of Interest, Instalment Amount or Redemption Amount is specified hereon, then any Rate of Interest, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

	(iii)	For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency that is available as legal tender in the country or countries (as appropriate) of such currency.

(h)	Calculations: The amount of interest payable in respect of any Note for any period shall be calculated by multiplying the product of the Rate of Interest and the outstanding principal amount of such Note by the Day Count Fraction, unless an Interest Amount (or a formula for its calculation) is specified in respect of such period, in which case the amount of interest payable in respect of such Note for such period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable in respect of such Interest Period shall be the sum of the amounts of interest payable in respect of each of those Interest Accrual Periods.

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(i)	Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts and Instalment Amounts: As soon as practicable after the Relevant Time on each Interest Determination Date or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, it shall determine such rate and calculate the Interest Amounts in respect of each Specified Denomination of the Notes for the relevant Interest Accrual Period, calculate the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or Instalment Amount, obtain such quotation or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange or other relevant authority of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 4(b)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 8, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

(j)	Determination or Calculation by Trustee: If the Calculation Agent does not at any time for any reason determine or calculate the Rate of Interest for an Interest Period or any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, the Trustee shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(k)	Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Business Day” means:

(i)	in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency and/or

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(ii)	in the case of euro, a day on which the TARGET System is operating (a “TARGET Business Day”) and/or

(iii)	in the case of a currency and/or one or more Additional Business Centres a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency in the Additional Business Centre(s) or, if no currency is indicated, generally in each of the Additional Business Centres.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period, the “Calculation Period”):

(i)	if “Actual/365’’ or “Actual/Actual-ISDA” is specified hereon, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365)

(ii)	if “Actual/365 (Fixed)” is specified hereon, the actual number of days in the Calculation Period divided by 365

(iii)	if “Actual/365 (Sterling)” is specified hereon, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366

(iv)	if “Actual/360” is specified hereon, the actual number of days in the Calculation Period divided by 360

(v)	if “30/360”, “360/360” or “Bond Basis” is specified hereon, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month))

(vi)	if “30E/360” or “Eurobond Basis” is specified hereon, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month) and

(vii)	if “Actual/Actual-ISMA” is specified hereon,

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(a)	if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and

(b)	if the Calculation Period is longer than one Determination Period, the sum of:

(x)	the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and

(y)	the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year where:

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date

“Determination Date” means the date specified as such hereon or, if none is so specified, the Interest Payment Date.

“Effective Date” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the date specified as such hereon or, if none is so specified, the first day of the Interest Accrual Period to which such Interest Determination Date relates.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended from time to time.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means the amount of interest payable, and in the case of Fixed Rate Notes, means the Fixed Coupon Amount or Broken Amount, as the case may be and in the case of Index Linked Interest Notes, includes the Coupon.

“Interest Commencement Date” means the Issue Date or such other date as may be specified hereon.

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such hereon or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro.

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“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

“Interest Period Date” means each Interest Payment Date unless otherwise specified hereon.

“ISDA Definitions” means the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., and as amended and updated as at the issue date of the first Tranche of the relevant Series of Notes, unless otherwise specified hereon.

“Page” means such page, section, caption, column or other part of a particular information service (including, but not limited to, Reuters Markets 3000 (“Reuters”) and Moneyline/Telerate (“Moneyline/Telerate”)) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may replace it on that information service or on such other information service, in each case as may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

“Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon.

“Reference Banks” means the institutions specified as such hereon or, if none, four major banks selected by the Calculation Agent in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the Benchmark (which, if EURIBOR is the relevant Benchmark, shall be within the Euro-zone).

“Relevant Financial Centre” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the financial centre as may be specified as such hereon or, if none is so specified, the financial centre with which the relevant Benchmark is most closely connected (which, in the case of EURIBOR, shall be a financial centre within the Euro-zone) or, if none is so connected, London.

“Relevant Rate” means the Benchmark for a Representative Amount of the Specified Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date.

“Relevant Time” means, with respect to any Interest Determination Date, the local time in the Relevant Financial Centre specified hereon or, if no time is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Specified Currency in the interbank market in the Relevant Financial Centre and for this purpose “local time” means, with respect to Europe and the Euro-zone as a Relevant Financial Centre, 11.00 hours, Brussels time.

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“Representative Amount” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the amount specified as such hereon or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time.

“Specified Currency” means the currency specified as such hereon or, if none is specified, the currency in which the Notes are denominated.

“Specified Duration” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the duration specified hereon or, if none is specified, a period of time equal to the relative Interest Accrual Period, ignoring any adjustment pursuant to Condition 5(b)(ii).

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto.

	(l)	Calculation Agent and Reference Banks: The Issuer shall procure that there shall at all times be four Reference Banks (or such other number as may be required) with offices in the Relevant Financial Centre and one or more Calculation Agents if provision is made for them hereon and for so long as any Note is outstanding (as defined in the Trust Deed). If any Reference Bank (acting through its relevant office) is unable or unwilling to continue to act as a Reference Bank, then the Issuer shall (with the prior approval of the Trustee) appoint another Reference Bank with an office in the Relevant Financial Centre to act as such in its place. Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall (with the prior approval of the Trustee) appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

5	Redemption, Purchase and Options
	(a)	Redemption by Instalments and Final Redemption:

(i) Unless previously redeemed, or purchased and cancelled, as provided in this Condition 5 or the relevant Instalment Date (being one of the dates so specified hereon) is extended pursuant to any Issuer’s or Noteholder’s option in accordance with Condition 5(d) or 5(e), each Note that provides for Instalment Dates and Instalment Amounts shall be partially redeemed on each Instalment Date at the related Instalment Amount specified hereon. The outstanding nominal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the nominal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the related Receipt, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

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	(ii)	Unless previously redeemed, or purchased and cancelled, as provided below or its maturity is extended pursuant to any Issuer’s or Noteholder’s option in accordance with Condition 5(d) or 5(e), each Note shall be finally redeemed on the Maturity Date specified hereon at its Final Redemption Amount (which, unless otherwise provided hereon, is its nominal amount) or, in the case of a Note falling within sub-paragraph (i) above, its final Instalment Amount.

(b)	Early Redemption:

	(i)	Zero Coupon Notes:

(A)	The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 5(c) or upon it becoming due and payable as provided in Condition 9 shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified hereon.

(B)	Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually.

(C)	If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 5(c) or upon it becoming due and payable as provided in Condition 8 is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (as well after as before judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 4(c).

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Where such calculation is to be a made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown hereon.

(ii) Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 5(c) or upon it becoming due and payable as provided in Condition 8, shall be the Final Redemption Amount unless otherwise specified hereon.

(c)	Redemption for Taxation Reasons: The Notes (other than Notes in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 5(d) or in respect of which a Noteholder shall have exercised its option under Condition 5(e) in each case prior to any notice being given under this Condition 5(c)) may be redeemed at the option of the Issuer in whole, but not in part, on any Interest Payment Date or, if so specified hereon, at any time, on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable) at their Early Redemption Amount (as described in Condition 5(b) above) (together with interest accrued to the date fixed for redemption), if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that it or (if the Guarantee were called) the Guarantor has or will become obliged to pay additional amounts as provided or referred to in Condition 7 as a result of any change in, or amendment to, the laws or regulations of The Netherlands or (in the case of a payment to be made by the Guarantor) the Kingdom of Spain, or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer (or the Guarantor, as the case may be) would be obliged to pay such additional amounts were a payment in respect of the Notes (or the Guarantee, as the case may be) then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer (or two authorised officers of the Guarantor, as the case may be) stating that the obligation referred to in (i) above cannot be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above in which event it shall be conclusive and binding on Noteholders and Couponholders.

(d)	Redemption at the Option of the Issuer and Exercise of Issuer’s Options: If Call Option is specified hereon, the Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified hereon) redeem, or exercise any Issuer’s option (as may be described hereon) in relation to, all or, if so provided, some of the Notes on any Optional Redemption Date or Option Exercise Date, as the case may be. Any such redemption of Notes shall be at their Optional Redemption Amount together with interest accrued to the date fixed for redemption. Any such redemption or exercise must relate to Notes of a principal amount at least equal to the minimum principal amount to be redeemed specified hereon and no greater than the maximum principal amount to be redeemed specified hereon.

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All Notes in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition.

In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Noteholders shall also contain the certificate numbers of the Notes to be redeemed or in respect of which such option has been exercised, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements. So long as the Notes are listed on the Luxembourg Stock Exchange or any other stock exchange and the rules of the relevant stock exchange so require, the Issuer shall, once in each year in which there has been a partial redemption of the Notes, cause to be published in a leading newspaper of general circulation in Luxembourg or as specified by such other stock exchange or other relevant authority, a notice specifying the aggregate nominal amount of Notes outstanding and a list of the Notes drawn for redemption but not surrendered.

(e)	Redemption at the Option of Noteholders and Exercise of Noteholders’ Options: If Put Option is specified hereon, the Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified hereon) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued to the date fixed for redemption.

To exercise such option or any other Noteholders’ option that may be set out hereon (which must be exercised on an Option Exercise Date) the holder must deposit such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent, within the notice period. No Note so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer.

(f)	Partly Paid Notes: Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the provisions specified hereon.

(g)	Purchases: The Issuer, the Guarantor and any other Subsidiary may at any time purchase Notes in the open market or otherwise at any price (provided that they are purchased together with all unmatured Receipts and Coupons and unexchanged Talons relating to them). Any purchase by tender shall be made available to all Noteholders alike. The Notes so purchased, while held by or on behalf of the Issuer, the Guarantor or any other Subsidiary, shall not entitle the holder to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Conditions 8, 11(a) and 12.

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	(h)	Cancellation: All Notes so redeemed or purchased and any unmatured Receipts and Coupons and all unexchanged Talons attached to or surrendered with them will be surrendered for cancellation by surrendering to the Issuing and Paying Agent and may not be reissued or resold and the obligations of the Issuer and the Guarantor in respect of any such Notes shall be discharged.

6	Payments and Talons

	(a)	Payments of Principal and Interest: Payments of principal and interest shall be made against presentation and surrender of the relevant Receipts (in the case of payments of Instalment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relative Note) (or in the case of partial payment, endorsement thereof), Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 6(e)(vi)) or Coupons (in the case of interest, save as specified in Condition 6(e)(ii)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the relevant currency drawn on, or, at the option of the holder, by transfer to an account denominated in such currency with, a bank in the principal financial centre for such currency or, in the case of euro, in a city in which banks have access to the TARGET System.

	(b)	Payments in the United States: Notwithstanding the foregoing, if any Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States and its possessions with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer.

	(c)	Payments subject to Fiscal Laws: All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

	(d)	Appointment of Agents: The Issuing and Paying Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer and the Guarantor and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents and the Calculation Agent act solely as agents of the Issuer and the Guarantor and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer and the Guarantor reserve the right at any time with the prior written approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents, provided that the Issuer shall at all times maintain (i) an Issuing and Paying Agent, (ii) one or more Calculation Agent(s) where the Conditions so require, (iii) Paying Agents having specified offices in at least two major European cities (including Luxembourg) so long as the Notes are listed on the Luxembourg Stock Exchange and (iv) such other agents as may be required by any other stock exchange on which the Notes may be listed in each case, as approved by the Trustee and (v) a Paying Agent with a specified office in a European Union member state (if any) that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

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In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent in New York City in respect of any Notes denominated in U.S. dollars in the circumstances described in paragraph (b) above.

Notice of any such change or any change of any specified office shall promptly be given to the Noteholders.

(e)	Unmatured Coupons and Receipts and unexchanged Talons:

	(i)	Unless the Notes provide that the relative Coupons are to become void upon the due date for redemption of those Notes, Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 9).

	(ii)	If the Notes so provide, upon the due date for redemption of any Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.

	(iii)	Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

	(iv)	Upon the due date for redemption of any Note that is redeemable in instalments, all Receipts relating to such Note having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

	(v)	Where any Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.

	(vi)	If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Note. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note.

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	(f)	Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9).

	(g)	Non-Business Days: If any date for payment in respect of any Note, Receipt or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Additional Financial Centres” hereon and:

(i) (in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency or

(ii) (in the case of a payment in euro) which is a TARGET Business Day.

7	Taxation
All payments of principal and interest by or on behalf of the Issuer or the Guarantor in respect of the Notes, the Receipts and the Coupons or under the Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within The Netherlands or the Kingdom of Spain or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the Guarantor shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon presented for payment:

	(a)	in the case of a payment by or on behalf of the Issuer, in The Netherlands or, in the case of a payment by or on behalf of the Guarantor, in the Kingdom of Spain and/or

	(b)	by or on behalf of a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note, Receipt or Coupon by reason of his having some connection with The Netherlands or, in the case of payments made by the Guarantor, the Kingdom of Spain other than the mere holding of the Note or Coupon and/or

	(c)	more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting such Note, Receipt or Coupon for payment on the last day of such period of 30 days (assuming the day to have been a business day for the purpose of Condition 6(g)) and/or

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	(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or law and/or

	(e)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

“Relevant Date” means whichever is the later of (i) the date on which payment first becomes due and (ii) if the full amount payable has not been received by the Issuing and Paying Agent or the Trustee on or prior to such due date, the date on which the full amount having been so received, notice to that effect shall have been given to the Noteholders.

Any reference in these Conditions to “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

8	Events of Default
If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by holders of at least one-fifth in principal amount of the Notes then outstanding (as defined in the Trust Deed) or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) shall, subject to its being indemnified to its satisfaction, give notice to the Issuer that the Notes are, and they shall immediately become, due and payable at their Early Redemption Amount together with accrued interest:

	(a)	Non-Payment: the Issuer fails to pay any interest on any of the Notes when due and such failure continues for a period of 14 days; or

	(b)	Breach of Other Obligations: the Issuer or the Guarantor does not perform or comply with any one or more of its other obligations in the Notes or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days after notice of such default shall have been given to the Issuer or the Guarantor by the Trustee; or

	(c)	Cross-Default: (i) any other present or future indebtedness of the Issuer, the Guarantor or any Principal Subsidiary for or in respect of moneys borrowed or raised becomes due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described); or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period; or (iii) the Issuer, the Guarantor or any Principal Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds the greater of an amount equal to 0.25 per cent. of Total Shareholders’ Equity and U.S.$20,000,000 or its equivalent (as reasonably determined by the Trustee); or

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(d)	Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the whole or any substantial part of the property, assets or revenues of the Issuer or the Guarantor or any Principal Subsidiary and is not discharged or stayed within 30 days; or

(e)	Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer, the Guarantor or any Principal Subsidiary becomes enforceable against the whole or any substantial part of the assets or undertaking of the Issuer, the Guarantor or any Principal Subsidiary and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, manager or other similar person); or

(f)	Insolvency: the Issuer, the Guarantor or any Principal Subsidiary is insolvent or bankrupt, stops, suspends or threatens to stop or suspend payment of all of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or substantially all of the debts of the Issuer, the Guarantor or any Principal Subsidiary; or

(g)	Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution of the Issuer, the Guarantor or any Principal Subsidiary, or the Issuer, the Guarantor or any Principal Subsidiary ceases or threatens to cease to carry on all or substantially all of its business or operations, except (i) for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders or (ii) in the case of a Principal Subsidiary, where a substantial part of the undertaking and assets of such Principal Subsidiary are transferred to or otherwise vested in the Guarantor or another Subsidiary; or

(h)	Illegality: it is unlawful for the Issuer or the Guarantor to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed; or

(i)	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs; or

(j)	Guarantee: the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect,

provided that in the case of an event falling within paragraphs (b) to (e) or (h) to (j) and, insofar as the relevant events relate to a Principal Subsidiary, (f) and (g), the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Noteholders.

For the purposes of this Condition:

“Principal Subsidiary” at any time means a Subsidiary:

(i)	(a) whose net profits before tax and extraordinary items attributable to the Guarantor represent 10 per cent. or more of the consolidated net profits before tax and extraordinary items of the Guarantor and the Subsidiaries taken as a whole (the “Group”) attributable to the shareholders of the Guarantor or (b) whose total assets attributable to the Guarantor represent 10 per cent. or more of the consolidated total assets of the Group attributable to the shareholders of the Guarantor, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the then latest audited consolidated financial statements of the Group; or

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(ii) to which is transferred all or substantially all of the business, undertaking or assets of another Subsidiary which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall immediately become a Principal Subsidiary under this sub-paragraph, all as more fully defined in the Trust Deed.

A report by the Auditors (as defined in the Trust Deed), whether or not addressed to the Trustee, that in their opinion a Subsidiary is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Total Shareholders’ Equity” means the total shareholders’ equity of the Guarantor, as shown in the then latest audited consolidated accounts of the Guarantor.

9	Prescription
Claims in respect of principal and interest will become void unless presentation for payment is made as required by Condition 6 within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date.

10	Replacement of Notes, Receipts, Coupons and Talons

If any Note, Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Paying Agent in London, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security and indemnity and otherwise as the Issuer and the Guarantor may require (provided that the requirement is reasonable in the light of prevailing market practice). Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

11	Meetings of Noteholders, Modification, Waiver and Substitution

(a)	Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one person being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Notes, or the dates on which interest is payable in respect of the Notes, (ii) to reduce or cancel the nominal amount of, or interest on, the Notes, (iii) to change the currency of payment of the Notes or the Coupons, (iv) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution, or (v) to modify or cancel the Guarantee, in which case the necessary quorum shall be one person holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

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	(b)	Modification and waiver: The Trustee may agree, without the consent of the Noteholders or Couponholders, to (i) any modification of any of the provisions of the Trust Deed which in the opinion of the Trustee is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed which is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

	(c)	Substitution: The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Noteholders or the Couponholders, to the substitution of certain other entities in place of the Issuer or Guarantor, or of any previous substituted company, as principal debtor or Guarantor under the Trust Deed and the Notes. In the case of such a substitution the Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of the law governing the Notes, the Receipts, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.

	(d)	Entitlement of the Trustee: In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer or the Guarantor any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders.

12	Enforcement
At any time after the Notes become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the terms of the Trust Deed, the Notes, the Receipts and the Coupons, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-fifth in principal amount of the Notes outstanding, and (b) it shall have been indemnified to its satisfaction. No Noteholder, holder of Receipts or Couponholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

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13	Indemnification of the Trustee
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer, the Guarantor and any other Subsidiary and any entity related to the Issuer or the Guarantor or any other Subsidiary without accounting for any profit.

14	Further Issues
The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further securities forming a single series with the outstanding securities of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

15	Notices
Notices to Noteholders will be valid if published in a leading newspaper having general circulation in the United Kingdom (which is expected to be the Financial Times) and (so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange so require), in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if in the opinion of the Trustee such publication shall not be practicable, in an English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

16	The Contracts (Rights Of Third Parties) Act 1999
The Notes confer no rights on any person pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect right or remedy of the third party which exists or is available apart from that Act.

17	Governing Law
(a)	Governing Law: The Trust Deed, the Notes, the Receipts, the Coupons and the Talons are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes, Receipts, Coupons or Talons or the Guarantee and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed, the Notes, Receipts, Coupons or Talons or the Guarantee (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantor has in the Trust Deed irrevocably submitted to the jurisdiction of such courts.

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(c)	Agent for Service of Process: Each of the Issuer and the Guarantor has irrevocably appointed an agent in England to receive service of process in any Proceedings in England based on any of the Trust Deed, the Notes, Receipts, Coupons or Talons or the Guarantee.

Schedule 2

Part C

Form of Coupon

On the front:

REPSOL INTERNATIONAL FINANCE B.V.

GUARANTEED EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

[Title of issue]

Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in]* [•], [•].

[Coupon relating to Note in the nominal amount of [•]]**

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Issuing and Paying Agent and the Paying Agents set out on the reverse hereof (or any other Issuing and Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders).

[If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]***

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

REPSOL INTERNATIONAL FINANCE B.V.

By:

Managing Director

By:

Managing Director

[Cp. No.]	[Denomination]	[ISIN]	[Series]	[Certif. No.]

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On the back:

ISSUING AND PAYING AGENT

CITIBANK, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y 0PA

PAYING AGENT

DEXIA Banque Internationale à Luxembourg S.A.

69 route d’ Esch
L-2953 Luxembourg

[*Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention otherwise the particular Interest Payment Date should be specified.]

[**Only required for Coupons relating to Floating Rate or Index Linked Interest Notes that are issued in more than one denomination.]

[***Delete if Coupons are not to become void upon early redemption of Note.]

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Schedule 2

Part D

Form of Talon

On the front:

REPSOL INTERNATIONAL FINANCE B.V.

GUARANTEED EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

[Title of issue]

Talon for further Coupons falling due on [the Interest Payment Dates falling in]*[•] [•].

[Talon relating to Note in the nominal amount of [•]]**

After all the Coupons relating to the Note to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Issuing and Paying Agent set out on the reverse hereof (or any other Issuing and Paying Agent or specified office duly appointed or nominated and notified to the Noteholders) upon production and surrender of this Talon.

If the Note to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

REPSOL INTERNATIONAL FINANCE B.V.

By:

Managing Director

By:

Managing Director

[Talon No.]	[ISIN]	[Series]	[Certif. No.]

On the back:

ISSUING AND PAYING AGENT

[•]

[* The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the Interest Payment Dates fall due.]

[** Only required where the Series comprises Notes of more than one denomination.]

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Schedule 2

Part E

Form of Receipt

REPSOL INTERNATIONAL FINANCE B.V.

GUARANTEED EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

Receipt for the sum of [•] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt relates (the “Conditions”) on [•].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt relates (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it relates. If the Note to which this Receipt appertains shall have become due and payable on or before the maturity date of this Receipt, this Receipt shall become void and no payment shall be made in respect of it. The Issuer shall have no obligation in respect of this Receipt if it is presented without the Note to which it relates.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

REPSOL INTERNATIONAL FINANCE B.V.

By:

Managing Director

By:

Managing Director

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Schedule 3
Provisions for Meetings of Noteholders

Interpretation

1	In this Schedule:

1.1	references to a meeting are to a meeting of Noteholders of a single series of Notes and include, unless the context otherwise requires, any adjournment

1.2	references to “Notes” and “Noteholders” are only to the Notes of the Series in respect of which a meeting has been, or is to be, called, and to the holders of these Notes, respectively

1.3	“agent” means a holder of a voting certificate or a proxy for, or representative of, a Noteholder

1.4	“block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14

1.5	“Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast

1.6	“voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14 and

1.7	references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Notes for the time being outstanding.

Powers of meetings

2	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

2.1	to sanction any proposal by the Issuer, the Guarantor or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer or the Guarantor, whether or not those rights arise under this Trust Deed

2.2	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer, the Guarantor or any other entity

2.3	to assent to any modification of this Trust Deed, the Notes, the Receipts, the Talons or the Coupons proposed by the Issuer, the Guarantor or the Trustee

2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution

2.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution

2.6	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution

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2.7	to approve a proposed new Trustee and to remove a Trustee

2.8	to approve the substitution of any entity for the Issuer or the Guarantor (or any previous substitute) as principal debtor or guarantor under this Trust Deed and

2.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes, the Receipts, the Talons or the Coupons

2.10	provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.8 or for the purpose of making a modification to this Trust Deed, the Notes or the Coupons which would have the effect of:

(i) modifying the maturity of the Notes or the dates on which interest is payable on them or

(ii) reducing or cancelling the nominal amount of, any premium payable on redemption of, or interest on, or varying the method of calculating the rate of interest or reducing the minimum rate of interest on, the Notes or

(iii) changing the currency of payment of the Notes or

(iv) modifying the provisions in this Schedule concerning the quorum required at a meeting or the majority required to pass an Extraordinary Resolution or

(v) amending this proviso or

(vi) modifying or cancelling the Guarantee.

Convening a meeting

3	The Issuer, the Guarantor or the Trustee may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent. in nominal amount of the Notes of any Series for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of the Noteholders of that Series. Every meeting shall be held at a time and place approved by the Trustee.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

Arrangements for voting

5	If a holder of a Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.

6	A voting certificate shall:

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6.1	be a document in the English language

6.2	be dated

6.3	specify the meeting concerned and the serial numbers of the Notes deposited and

6.4	entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes.

7	Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either:

7.1	the meeting has been concluded or

7.2	the voting certificate has been surrendered to the Paying Agent.

8	If a holder of a Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited.

9	A block voting instruction shall:

9.1	be a document in the English language

9.2	be dated

9.3	specify the meeting concerned

9.4	list the total number and serial numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it

9.5	certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14 and

9.6	appoint a named person (a “proxy”) to vote at that meeting in respect of those Notes and in accordance with that list.

A proxy need not be a Noteholder.

10	Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes:

10.1	it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded and

10.2	the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.

11	If the receipt for a Note deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction.

12	Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment.

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13	A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14	No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

Chairman

15	The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

16	The chairman may, but need not, be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

17	The following may attend and speak at a meeting:

17.1	Noteholders and agents

17.2	the chairman

17.3	the Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers

17.4	the Dealers and their advisers.

No-one else may attend or speak.

Quorum and Adjournment

18	No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

19	One Noteholder or agent present in person shall be a quorum:

19.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent

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19.2	in any other case, only if they represent the proportion of the Notes shown by the table below.

COLUMN 1	COLUMN 2	COLUMN 3

Purpose of meeting	Any meeting except one referred to in column 3 ___________________ Required proportion	Meeting previously adjourned through want of a quorum ___________________ Required proportion

To pass a special quorum resolution	75 per cent.	25 per cent.

To pass any other Extraordinary Resolution	A clear majority	No minimum proportion

Any other purpose	10 per cent.	No minimum proportion

20	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

21	At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

22	Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Guarantor, the Trustee or one or more persons representing 2 per cent. of the Notes.

23	Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

24	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

25	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

26	On a show of hands every person who is present in person and who produces a Note or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each nominal amount equal to the minimum Specified Denomination of such Series of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

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27	In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

28	An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

29	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Trustee’s Power to Prescribe Regulations

30	Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

31	The holder of a Global Note shall be treated as one or more persons for the purposes of any quorum requirements of a meeting of Noteholders.

32	The foregoing provisions of this Schedule shall have effect subject to the following provisions:

32.1	Meetings of Noteholders of separate Series will normally be held separately. However, the Trustee may from time to time determine that meetings of Noteholders of separate Series shall be held together

32.2	A resolution that in the opinion of the Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Noteholders of the Series concerned

32.3	A resolution that in the opinion of the Trustee affects the Noteholders of more than one Series but does not give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Noteholders of the relevant Series provided that for the purposes of determining the votes a Noteholder is entitled to cast pursuant to paragraph 26, each Noteholder shall have one vote in respect of each U.S.$1,000 nominal amount of Notes held, converted, if such Notes are not denominated in U.S. dollars, in accordance with sub-Clause 11.13

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32.4	A resolution that in the opinion of the Trustee affects the Noteholders of more than one Series and gives or may give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Noteholders of the relevant Series

32.5	To all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and to Noteholders were references to the Notes and Noteholders of the Series concerned.

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

REPSOL INTERNATIONAL FINANCE B.V.

By:

By:

REPSOL YPF, S.A.

By:

SIGNED as a deed by CITICORP TRUSTEE COMPANY LIMITED acting by:

Director	Director